Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza

600 Peachtree Street, NE, Suite 5200
Atlanta, Georgia 30308-2216
404.885.3000 telephone
troutmansanders.com

May 10, 2010

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Ladies and Gentlemen:

You have requested our opinion as special counsel to Beazer Homes USA, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of 14,375,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), including 1,875,000 shares of Common Stock that may be issued pursuant to the option granted to the Underwriters to purchase up to an additional 1,875,000 shares of Common Stock to cover over-allotments. The Shares will be issued pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-163110) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus, dated January 4, 2010 (the “Base Prospectus”), and the prospectus supplement relating to the Shares, dated May 4, 2010 (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations promulgated under the Act. This opinion is being provided at your request for incorporation by reference in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We are, in this opinion, opining only on the Delaware General Corporation Law (including the relevant statutory provisions, the applicable provisions of the Delaware

ATLANTA     CHICAGO    HONG KONG    LONDON    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY

RALEIGH     RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

Beazer Homes USA, Inc.

May 10, 2010

Constitution and the reported judicial decisions interpreting these laws) and the federal law of the United States. We are not opining on “blue sky” or other state securities laws.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and the Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon by you for any other purpose, or furnished or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP